CENTERPOINT ENERGY, INC.
2022 LONG TERM INCENTIVE PLAN
PERFORMANCE AWARD AGREEMENT
FOR OFFICERS AND DIRECTOR EMPLOYEES
JANUARY 1, 20XX – DECEMBER 31, 20XX PERFORMANCE CYCLE
Pursuant to this Performance Award Agreement (the “Award Agreement”), CenterPoint Energy, Inc. (the “Company”) hereby grants to <first_name> <last_name>, an employee of the Company, this Performance Award (the “Award”) covering the target number of shares, <shares_awarded>, of Common Stock (the “Target Shares”) pursuant to the CenterPoint Energy, Inc. 2022 Long Term Incentive Plan (the “Plan”). The number of Target Shares shall be subject to adjustment as provided in Section 14 of the Plan, conditioned upon the Company’s achievement of the Performance Goals over the course of the 20XX – 20XX Performance Cycle, and subject to the following terms and conditions:
1.Relationship to the Plan. The Award is subject to all of the terms, conditions and provisions of the Plan in effect on the date hereof and administrative interpretations thereunder, if any, adopted by the Committee. To the extent that any provision of this Award Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. References to the Participant herein also include the heirs or other legal representatives of the Participant.
2.Definitions. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. For purposes of this Award Agreement:
“Achievement Percentage” means the percentage of achievement determined by the Committee after the end of the Performance Cycle in accordance with Section 4 that reflects the extent to which the Company achieved the Performance Goals during the Performance Cycle.
“Cause” means the Participant's (a) gross negligence in the performance of his or her duties, (b) intentional and continued failure to perform his or her duties, (c) intentional engagement in conduct which is materially injurious to the Company or its Subsidiaries (monetarily or otherwise) or (d) conviction of a felony or a misdemeanor involving moral turpitude. For this purpose, an act or failure to act on the part of the Participant will be deemed “intentional” only if done or omitted to be done by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company, and no act or failure to act on the part of the Participant will be deemed “intentional” if it was due primarily to an error in judgment or negligence.
“Change in Control Closing Date” means the date a Change in Control is consummated during the Performance Cycle.
“Change in Control Payment Date” means the following:
(a)If the Change in Control is a Section 409A Change in Control, then the Change in Control Payment Date shall be not later than the 70th day after the Change in Control Closing Date; and
(b)If the Change in Control is a Non-Section 409A Change in Control, then the Change in Control Payment Date shall be a date following the last day of the Performance Cycle but no later than March 15th of the calendar year following the calendar year in which occurs the last day of the Performance

Cycle; provided, however, in the case of the Participant’s death or Separation from Service after the Change in Control but prior to such date, all shares not previously paid shall be paid not later than the 70th day after the Participant’s Separation from Service date except as otherwise provided in Section 7(c).
“Covered Termination” means a Separation from Service that occurs within two years after the date upon which a Change in Control occurs and that does not result from any of the following:
(a)death;
(b)Disability;
(c)involuntary termination for Cause; or
(d)resignation by the Participant, unless such resignation is for Good Reason.
“Disability” means that the Participant is eligible for and in receipt of benefits under the Company’s long-term disability plan.
“Employment” means employment with the Company or any of its Subsidiaries.
“Good Reason” means any one or more of the following events:
(a)a failure to maintain the Participant in the position, or a substantially equivalent position, with the Company and/or a Subsidiary, as the case may be, which the Participant held immediately prior to the Change in Control;
(b)a significant adverse change in the authorities, powers, functions, responsibilities, duties, or reporting structure which the Participant held immediately prior to the Change in Control;
(c)a significant reduction in the Participant’s annual base salary as in effect immediately prior to the date on which a Change in Control occurs;
(d)a significant reduction in the Participant’s qualified retirement benefits, nonqualified benefits and welfare benefits provided to the Participant immediately prior to the date on which a Change in Control occurs; provided, however, that a contemporaneous diminution of or reduction in qualified retirement benefits and/or welfare benefits which is of general application and which uniformly and contemporaneously reduces or diminishes the benefits of all covered employees shall be ignored and not be considered a reduction in remuneration for purposes of this paragraph (d);
(e)a significant reduction in the Participant’s overall compensation opportunities (as contrasted with overall compensation actually paid or awarded) under a short-term incentive plan, a long-term incentive plan or other equity plan (or in such substitute or alternative plans) from that provided to the Participant immediately prior to the date on which a Change in Control occurs;
(f)a change in the location of the Participant’s principal place of employment with the Company by more than 50 miles from the location where the Participant was principally employed immediately prior to the date on which a Change in Control occurs; or
(g)a failure by the Company to provide directors and officers liability insurance covering the Participant comparable to that provided to the Participant immediately prior to the date on which a Change in Control occurs;
provided, however, that no later than 30 days after learning of the action (or inaction) described herein as the basis for a termination of employment for Good Reason, the Participant shall advise the Company in writing that the action (or inaction) constitutes grounds for a termination of his or her Employment for Good Reason, in which event the Company shall have 30 days (the “Cure Period”) to correct such action (or inaction). If such action (or inaction) is not corrected prior to the end of the Cure Period, then the Participant may terminate his or her Employment with the Company for Good Reason within the 30-day period following the end of the Cure Period by giving written notice to the Company. If such action (or inaction) is corrected before the end of the Cure Period, then the Participant shall not be entitled to terminate his or her Employment for Good Reason as a result of such action (or inaction).
“Non-Section 409A Change in Control” means a Change in Control that is not a Section 409A Change in Control.
“Performance Cycle” means the period beginning on January 1, 20XX and ending on December 31, 20XX.
“Performance Goal” means the standards established by the Committee for the Performance Cycle to determine in whole or in part the number of Vested Shares pursuant to Section 4, which are specified in a separate document provided with this Award Agreement and made a part hereof for all purposes.
“Retirement” means a Separation from Service (a) on or after the attainment of age 55 and (b) with at least five years of Employment; provided, however, that such Separation from Service is not by the Company for Cause or due to Disability.
“Sale of a Subsidiary” means, with respect to the Subsidiary for which the Participant is performing services at the time of the applicable event, the occurrence of any of the following events:
(a)A change in the ownership of such Subsidiary, as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)(v) or
(b)A change in the ownership of a substantial portion of such Subsidiary’s assets, as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)(vii).
If the Subsidiary is not a corporation, the above referenced Treasury Regulations may be applied by analogy in accordance with guidance issued under Section 409A.
“Section 16 Officer” means a Participant who is an “officer” within the meaning of Section 16 of the Exchange Act as of the date notice of the Participant’s Retirement is provided in accordance with Section 5(b)(iv).
“Section 409A” means Code Section 409A and the Treasury regulations and guidance issued thereunder.
“Section 409A Change in Control” means a Change in Control that satisfies the requirements of a change in control for purposes of Code Section 409A(a)(2)(A)(v) and the Treasury regulations and guidance issued thereunder.

“Separation from Service” means a separation from service with the Company or any of its Subsidiaries within the meaning of Treasury Regulation § 1.409A-1(h) (or any successor regulation).
“Target Shares” means the actual number of shares originally granted to the Participant as specified in this Award Agreement.
“Vested Shares” means the shares of Common Stock actually distributable to the Participant following the Participant’s satisfaction of the vesting provisions of Section 5 and, if applicable, the determination by the Committee of the extent to which the Company has achieved the Performance Goals for the Performance Cycle pursuant to Section 4.
3.Establishment of Award Account. The grant of Target Shares pursuant to this Award Agreement shall be implemented by a credit to a bookkeeping account maintained by the Company evidencing the Participant’s unfunded and unsecured right to receive shares of Common Stock of the Company, which right shall be subject to the terms, conditions and restrictions set forth in the Plan and to the further terms, conditions and restrictions set forth in this Award Agreement. Except as otherwise provided in this Award Agreement, the Target Shares of Common Stock credited to the Participant’s bookkeeping account may not be sold, assigned, transferred, pledged or otherwise encumbered until the Participant has been registered as a holder of shares of Common Stock on the records of the Company as provided in Section 6 or 7 of this Award Agreement.
4.Award Opportunity.
(a)Except as otherwise provided in Section 5(b)(ii), Section 5(b)(iii) or Section 6, the Participant’s Vested Shares shall be the product of the number of Target Shares and the Achievement Percentage that is based upon the Committee’s determination of whether and to what extent the Performance Goals have been achieved during the Performance Cycle.
(b)No later than 60 days after the close of the Performance Cycle, the Committee shall determine the extent to which each Performance Goal has been achieved. If the Company has performed at or above the threshold level of achievement for a Performance Goal, the Achievement Percentage shall be between X% and X%. In no event shall the Achievement Percentage exceed X%. Upon completing its determination of the level at which the Performance Goals have been achieved, the Committee shall notify the Participant, in the form and manner as determined by the Committee, of the number of Vested Shares that will be issued to the Participant pursuant to Section 5.
5.Vesting of Shares.
(a)Unless earlier forfeited in accordance with Section 5(b)(i) or unless earlier vested in accordance with Section 5(b)(ii), Section 6(b), Section 6(c) or Section 6(d), the Participant’s right to receive shares pursuant to this Award Agreement, if any, shall vest on the last day of the Performance Cycle (with the number of shares, if any, based on the Committee’s determination that each Performance Goal has been met (as provided in Section 4)). As soon as administratively practicable, but in no event later than 70 days, after the close of the Performance Cycle, the Committee shall notify the Participant as required by Section 4 of the level at which the Performance Goals established for the Performance Cycle have been achieved.

(b)If the Participant’s Separation from Service date occurs prior to the close of the Performance Cycle and the occurrence of a vesting event described in Section 6(b), 6(c), or 6(d) (in connection with a Change in Control or a Sale of a Subsidiary), then the applicable of the following clauses shall apply with respect to the Target Shares subject to this Award Agreement:
(i)Forfeiture of Entire Award. If the Participant’s Employment is terminated, such that the Participant has a Separation from Service, by the Company or any of its Subsidiaries or by the Participant for any reason other than due to death, Disability or Retirement, then the Participant’s right to receive any Target Shares shall be forfeited in its entirety as of the date of such Separation from Service.
(ii)Death or Disability. If the Participant’s Employment is terminated due to death or Disability, the Participant’s right to receive the Target Shares shall vest on the date of such Separation from Service. The Participant’s right to receive any additional shares pursuant to this Award Agreement shall be forfeited at such time.
(iii)Retirement. If the Participant’s Employment is terminated due to Retirement, the Participant’s right to receive shares pursuant to this Award Agreement, if any, shall vest on the date the Committee determines that each Performance Goal has been met (as provided in Section 4) in a pro-rata amount determined by multiplying (1) the number of shares awarded to the Participant based upon the Committee’s determination of achievement of Performance Goals as provided in Section 4, by (2) a fraction, the numerator of which is the number of days elapsed in the Performance Cycle as of the date of the Participant’s Separation from Service, and the denominator of which is the total number of days in the Performance Cycle.
(iv)Enhanced Retirement. If the Participant’s Employment is terminated due to Retirement and the requirements set forth under paragraph (1) or (2) below, as applicable, are satisfied, then in lieu of the rights and benefits set forth in Section 5(b)(iii), on the date the Committee determines that each Performance Goal has been met (as provided in Section 4), the Participant shall vest in the right to receive the total number of Vested Shares awarded to the Participant based upon the Committee’s determination of achievement of Performance Goals as provided in Section 4.
(1)This paragraph (1) applies if the Participant is not a Section 16 Officer, and the requirements of this paragraph are satisfied if:
(A)the sum of the Participants age and years of Employment is 65 or greater;
(B)the Participant’s Retirement occurs on or after the first anniversary of the beginning of the Performance Cycle;
(C)the Participant provides to the Company a transition plan; and
(D)the Participant provides the Company at least six months’ written notice of the Participant’s Retirement.

(2)This paragraph (2) applies if the Participant is a Section 16 Officer, and the requirements of this paragraph are satisfied if: (x) the Participant satisfies (A), (B), and (C) under paragraph (1) above; (y) the Participant provides reasonable advance written notice (as determined by the Committee) of the Participant’s Retirement to the Chief Human Resources Officer; and (z) the Committee approves providing the benefits set forth in this Section 5(b)(iv) above, whose approval must occur prior to the Participant’s Separation from Service and is at the sole discretion of the Committee.
(c)In accordance with the provisions of this Section 5, the Vested Shares shall be distributed as provided in Section 7 hereof.
6.Change in Control.
(a)Assumption or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may, without the Participant’s consent, either assume or continue the Company’s rights and obligations under this Award Agreement or provide a substantially equivalent award in substitution for the shares subject to this Award.
(b)Vesting Upon a Change in Control. Notwithstanding anything herein to the contrary and without regard to the Performance Goals, if (i) there is a Change in Control during the Performance Cycle and prior to the Participant’s Separation from Service due to death or Disability and (ii) the Acquiror does not assume or continue this Award or provide a substantially equivalent award in substitution for this Award pursuant to Section 6(a), then upon the Change in Control Closing Date, the Participant’s right to receive the Target Shares shall vest. Notwithstanding the foregoing, in the event the Change in Control occurs after the Participant has had a Separation from Service due to Retirement, unless the requirements set forth in Section 5(b)(iv)(1), (2), (3), and (4) are satisfied, the Target Shares such Participant shall receive under this Section 6(b) shall be pro-rated based on the number of days that elapsed in the Performance Cycle as of the date of the Participant’s Separation from Service over the total number of days in the Performance Cycle.
(c)Vesting Upon a Covered Termination. Notwithstanding anything herein to the contrary and without regard to the Performance Goals, if the Participant experiences a Covered Termination during the Performance Cycle, then, upon the date of the Covered Termination, the Participant's right to receive the Target Shares shall vest.
(d)Vesting Upon the Sale of a Subsidiary. Notwithstanding anything herein to the contrary and without regard to the Performance Goals, if (i) a Sale of a Subsidiary with respect to the Participant occurs during the Performance Cycle and (ii) the Participant’s employment with the Company and all Subsidiaries (other than any entity that ceases to be a Subsidiary as a result of the Sale of a Subsidiary) ceases upon and in connection with such Sale of a Subsidiary, then upon such Sale of a Subsidiary, the Participant’s right to receive the Target Shares shall vest in the proportion of the number of days elapsed in the Performance Cycle as of the date of the Sale of a Subsidiary by the total number of days in the Performance Cycle. The Participant’s right to receive any additional shares pursuant to this Award Agreement shall be forfeited at such time.
(e)Distributions Upon a Change in Control or Sale of a Subsidiary. If the Participant is entitled to a benefit pursuant to Section 6(b), 6(c), or 6(d) hereof, then this Award shall be settled by the distribution to the Participant of:

(1)shares of Common Stock equal to the Target Shares (or such pro-rated amount as set forth in Section 6(b) or 6(d), if applicable); plus
(2)Dividend Equivalents on such shares of Common Stock in the form of shares of Common Stock (rounded up to the nearest whole share) for the period commencing at the beginning of the Performance Cycle and ending on the date immediately preceding the date of the distribution.
In lieu of the foregoing distribution in shares, the Committee, in its sole discretion, may direct that such distribution be made to the Participant in a lump cash payment equal to:
(1)the product of (i) the Fair Market Value per share of Common Stock on the date immediately preceding the date of the distribution and (ii) the Target Shares (or such pro-rated amount as set forth in Section 6(b) or 6(d), if applicable); plus
(2)Dividend Equivalents on such shares of Common Stock for the period commencing at the beginning of the Performance Cycle and ending on the date immediately preceding the date of the distribution.
Such distribution, whether in the form of shares of Common Stock or, if directed by the Committee, in cash, shall satisfy the rights of the Participant and the obligations of the Company under this Award Agreement in full.
(f)Timing of Distribution.
(1)No Assumption or Substitution. If the Participant is entitled to a benefit pursuant to Section 6(b), distributions shall be made in accordance with Section 6(e) on the Change in Control Payment Date.
(2)Covered Termination. If the Participant is entitled to a benefit pursuant to Section 6(c) on account of a Covered Termination, distributions shall be made in accordance with Section 6(e) not later than the 70th day after the Participant’s Separation from Service date except as otherwise provided in Section 7(c).
(3)Sale of a Subsidiary. If the Participant is entitled to a benefit pursuant to Section 6(d), distributions shall be made in accordance with Section 6(e) not later than the 70th day after the date the Sale of a Subsidiary is consummated.
7.Distribution of Vested Shares.
(a)If the Participant’s right to receive shares pursuant to this Award Agreement has vested pursuant to Section 5(a) or Section 5(b)(iii) or (iv), a number of shares of Common Stock equal to the number of Vested Shares shall be distributed no later than March 15th of the calendar year following the calendar year in which occurs the last day of the Performance Cycle.
(b)If the Participant’s right to receive shares pursuant to this Award Agreement has vested pursuant to Section 5(b)(ii), a number of shares of Common Stock equal to the number of Vested Shares shall be distributed not later than the 70th day after the Participant’s Separation from Service date except as otherwise provided in Section 7(c).

(c)With respect to any benefits payable hereunder upon the Participant’s Separation from Service (other than a Separation from Service due to the Participant’s death), if as of the Participant’s Separation from Service date, the Participant is a “specified employee” (within the meaning of Section 409A(a)(2)(B)), then such benefits shall not be distributed until the date that is the earlier of (x) the second business day following the end of the six-month period commencing on the Participant's Separation from Service date or (y) the Participant's date of death, if death occurs during such six-month period.
(d)The Company shall have the right to withhold applicable taxes from any such distribution of Vested Shares or from other compensation payable to the Participant at the time of such vesting and distribution pursuant to Section 11 of the Plan (but subject to compliance with the requirements of Section 409A, if applicable).
(e)Upon distribution of the Vested Shares pursuant to this Section 7, the Participant shall also be entitled to receive Dividend Equivalents for the Vested Shares for the period after the commencement of the Performance Cycle but prior to the date the Vested Shares are delivered to the Participant (in accordance with the requirements of Section 409A, to the extent applicable).
8.Confidentiality. The Participant agrees that the terms of this Award Agreement are confidential and that any disclosure to anyone for any purpose whatsoever (save and except disclosure to financial institutions as part of a financial statement, financial, tax and legal advisors, or as required by law) by the Participant or his or her agents, representatives, heirs, children, spouse, employees or spokespersons shall be a breach of this Award Agreement and the Company may elect to revoke the grant made hereunder, seek damages, plus interest and reasonable attorneys’ fees, and take any other lawful actions to enforce this Award Agreement.
9.Participant Obligations.
(a)Confidentiality. The Participant acknowledges that in the course of his or her employment with the Company, the Company agrees to provide to the Participant Confidential Information regarding the Company and the Company’s business and has previously provided the Participant other such Confidential Information. In return for this and other consideration, provided under this Award Agreement, the Participant agrees that he or she will not, while employed by the Company and thereafter, disclose or make available to any other person or entity, or use for his own personal gain, any Confidential Information, except for such disclosures as required in the performance of his or her duties hereunder or as may otherwise be required by law or legal process (in which case the Participant shall notify the Company of such legal or judicial proceeding by a non-governmental party as soon as practicable following his receipt of notice of such a proceeding, and permit the Company to seek to protect its interests and information). Nothing in this Award Agreement, however, limits or precludes Participant from making a good faith voluntary report, charge, complaint, or claim to or providing truthful testimony and documents as required by law or under oath pursuant to a subpoena, court order, or request by the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state, or local government agency or commission (“Government Agencies”). Participant further understands that this Award Agreement does not limit Participant’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information to the Government Agency, without notice to the Company. For purposes of this Award Agreement, “Confidential Information” shall mean any and all information, data and knowledge that has been created, discovered, developed or otherwise become known to the Company or any of its affiliates or ventures or in which property rights have been assigned or otherwise conveyed to the Company or any of its affiliates or ventures, which information, data or knowledge has commercial value in the business in which the Company is engaged, except such information, data or knowledge as is or becomes known to the public without violation of the terms of this Award Agreement. By way of illustration, but not limitation, Confidential Information includes business trade secrets, secrets concerning the Company’s plans and strategies, nonpublic information concerning material market opportunities, technical trade secrets, processes, formulas, know-how, improvements, discoveries, developments, designs, inventions, techniques, marketing plans, manuals, records of research, reports, memoranda, computer software, strategies, forecasts, new products, unpublished financial information, projections, licenses, prices, costs, and employee, customer and supplier lists or parts thereof.
(b)Return of Property. The Participant agrees that at the time of his or her Separation from Service, he or she will deliver to the Company (and will not keep in his or her possession, recreate or deliver to anyone else) all Confidential Information as well as all other devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, customer or client lists or information, or any other documents or property (including all reproductions of the aforementioned items) belonging to the Company or any of its affiliates or ventures, regardless of whether such items were prepared by the Participant.
(c)Non-Solicitation and Non-Competition.
(1)Non-Solicitation. For consideration provided under this Award Agreement, including, but not limited to the Company’s agreement to provide the Participant with Confidential Information (as defined in Section 9(a)) regarding the Company and the Company’s business, the Participant agrees that, while employed by the Company and for one year following his or her Separation from Service, he or she shall not, without the prior written consent of the Company, directly or indirectly, (i) hire or induce, entice or solicit (or attempt to induce, entice or solicit) any employee of the Company or any of its affiliates or ventures to leave the employment of the Company or any of its affiliates or ventures or (ii) solicit or attempt to solicit the business of any customer or acquisition prospect of the Company or any of its affiliates or ventures with whom the Participant had any actual contact while employed at the Company.
(2)Non-Competition. For consideration provided under this Award Agreement, including, but not limited to the Company’s agreement to provide the Participant with Confidential Information regarding the Company and the Company’s business, the Participant agrees that while employed by the Company and for one year following a Separation from Service he or she will not, without the prior written consent of the Company, acting alone or in conjunction with others, either directly or indirectly, engage in any business that is in competition with the Company or accept employment with or render services to such a business as an officer, agent, employee, independent contractor or consultant, or otherwise engage in activities that are in competition with the Company.
(3)Restricted Area. The restrictions contained in this Section 9(c) are limited to a 50-mile radius around any geographical area in which the Company engages (or has definite plans to engage) in operations or the marketing of its products or services at the time of the Participant’s Separation from Service.
(d)Restrictions Reasonable. The Participant acknowledges that the restrictive covenants under this Section 9, for which the Participant received valuable consideration from the Company as provided in this Award Agreement, including, but not limited to the Company’s agreement to provide the Participant with Confidential Information regarding the Company and the Company’s business are ancillary to otherwise enforceable provisions of this Award Agreement that the consideration provided by the Company gives rise to the Company’s interest in restraining the Participant from competing and that the restrictive covenants are designed to enforce the Participant’s consideration or return promises under this Award Agreement. Additionally, the Participant acknowledges that these restrictive covenants contain limitations as to time, geographical area, and scope of activity to be restrained that are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other legitimate business interests of the Company, including, but not limited to, the Company’s need to protect its Confidential Information.
(e)Violations. If the Participant violates any provision of this Section 9, the Participant shall not be entitled to receive any amounts that would otherwise be payable to the Participant with respect to this Award, and such amounts shall be forfeited. If the Participant violates any provision of this Section 9 after amounts under this Award have been paid or if the Company learns of the violation after amounts under this Award have been paid, the Participant shall repay to the Company the Common Shares (or the equivalent value thereof determined as of the date of the Company’s demand) or the cash received, as the case may be, within thirty (30) days of receiving a demand from the Company for the repayment of the Award. Further, the Company shall be entitled to an award of attorneys’ fees incurred with securing any relief hereunder and/or pursuant to a breach or threatened breach of this Section 9.
10.Notices. For purposes of this Award Agreement, notices to the Company shall be deemed to have been duly given upon receipt of written notice by the Corporate Secretary of CenterPoint Energy, Inc., 1111 Louisiana, Houston, Texas 77002, or to such other address as the Company may furnish to the Participant.
Notices to the Participant shall be deemed effectively delivered or given upon personal, electronic, or postal delivery of written notice to the Participant, the place of Employment of the Participant, the address on record for the Participant at the human resources department of the Company, or such other address as the Participant hereafter designates by written notice to the Company.
11.Shareholder Rights. The Participant shall have no rights of a shareholder with respect to the Target Shares, unless and until the Participant is registered as the holder of shares of Common Stock.
12.Successors and Assigns. This Award Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns except as expressly prohibited herein and in the Plan. Notwithstanding anything herein or in the Plan to the contrary, the Target Shares are transferable by the Participant to Immediate Family Members, Immediate Family Member trusts, and Immediate Family Member partnerships pursuant to Section 13 of the Plan.
13.No Employment Guaranteed. Nothing in this Award Agreement shall give the Participant any rights to (or impose any obligations for) continued Employment by the Company or any Subsidiary or any successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Participant.
14.Waiver. Failure of either party to demand strict compliance with any of the terms or conditions hereof shall not be deemed a waiver of such term or condition, nor shall any waiver by either party of any right hereunder at any one time or more times be deemed a waiver of such right at any other time or times. No term or condition hereof shall be deemed to have been waived except by written instrument.
15.Compliance with Section 409A. It is the intent of the Company and the Participant that the provisions of the Plan and this Award Agreement comply with Section 409A and will be interpreted and administered consistent therewith. Accordingly, (i) no adjustment to the Award pursuant to Section 14 of the Plan and (ii) no substitutions of the benefits under this Award Agreement, in each case, shall be made in a manner that results in noncompliance with the requirements of Section 409A, to the extent applicable.
16.Modification of Award Agreement. Any modification of this Award Agreement is subject to Section 15 hereof and shall be binding only if evidenced in writing and signed by an authorized representative of the Company.